Exhibit 99.7

CATHAY BANCORP, INC.

Proxy for the Special Meeting of Stockholders, [            ], 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF CATHAY BANCORP, INC.

Dunson K. Cheng, George T.M. Ching and Wilbur K. Woo, or any of them, with full power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated on the reverse the undersigned’s shares of Cathay Bancorp, Inc. common stock at the Special Meeting of Stockholders to be held at 777 North Broadway, Los Angeles, California, at [            ], local time, on [            ], 2003, and at any and all adjournments thereof.

(Continued and to be signed on other side.)

SPECIAL MEETING OF STOCKHOLDERS OF

CATHAY BANCORP, INC.

[            ], 2003

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. Adoption and approval of the Agreement and Plan of Merger dated as of May 6, 2003 by and among General Bank, GBC Bancorp, Cathay Bancorp, Inc. and Cathay Bank, including, the issuance of the shares pursuant to the merger agreement and changing of Cathay Bancorp’s name to Cathay General Bancorp effective upon consummation of the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Approval of an amendment to Cathay Bancorp’s certificate of incorporation to increase the authorized number of shares of common stock from 25,000,000 to 100,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approval of an amendment to Cathay Bancorp’s 1998 Equity Incentive Plan to increase the number of shares of Cathay Bancorp common stock reserved for issuance from 2,150,000 to 3,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting, including whether or not to adjourn the meeting, or any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the approval of the merger proposal (proposal 1), the share increase proposal (proposal 2) and the equity incentive plan proposal (proposal 3).

The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus dated [            ], 2003.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please sign and return this Proxy even if you intend to be present at the Special Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Special Meeting.

PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder

Date

Signature of Stockholder

Date

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.